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[LETTERHEAD OF SHARTSIS, FRIESE & GINSBURG LLP]
                                                                     Exhibit 5.1
     January 24, 2000


     VidaMed, Inc.
     46107 Landing Parkway
     Fremont, California 94538

               Re:  VidaMed, Inc. - Registration Statement on Form S-3

     Dear Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about January 24, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,740,000 shares of your common stock, par value $0.001 per share, all of which are presently issued and outstanding, and 2,090,320 shares of your common stock underlying outstanding and presently exercisable warrants to acquire common stock (the "Warrants").
     It is our opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders pursuant to the Registration Statement, as issued, or when issued on exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

          This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.
     This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Common Stock registered and is not to be relied upon for any other purpose.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                 Sincerely yours,

                                                 /s/ Steven O. Gasser
                                                 ------------------------------
                                                 STEVEN O. GASSER
                                                 SHARTSIS, FRIESE & GINSBURG LLP